UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 02, 2023

Paragon 28, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40902	27-3170186
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14445 Grasslands Drive
Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 912-1332

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Ares Credit Agreement

On November 2, 2023 (the “Closing Date”), the Company and its wholly-owned subsidiary, Paragon Advanced Technologies, Inc. (“Paragon Advanced Technologies” and, together with the Company, the “Borrowers”), entered into a new credit agreement (the “Ares Credit Agreement”) with Ares Capital Corporation (“Ares”), as administrative agent and collateral agent, ACF FINCO I LP (“ACF” and, together with Ares, “Ares Capital”) as revolving agent, and the lenders party thereto, to provide senior secured credit facilities to the Borrowers in an aggregate principal amount of $150.0 million (the “Ares Credit Facilities”), including a term loan facility in an aggregate principal amount of up to $100.0 million (the “Ares Term Loan Facility”), and a revolving credit facility in an aggregate principal amount of up to $50.0 million (“Ares Revolving Facility”).

The Ares Term Loan Facility includes an initial term loan in the aggregate principal amount of $75.0 million, funded in full on the Closing Date, with a delayed draw term loan facility in the aggregate principal amount of $25.0 million available for 24 months from the Closing Date; the Ares Revolving Facility includes an asset-based revolving credit facility in a maximum principal amount of the lesser of $50.0 million and the amount of the borrowing base, funded in the amount of $25.0 million on the Closing Date.

Borrowings under the Ares Term Loan Facility bear interest at a variable rate per annum equal to (at the company’s option): (i) adjusted Term Secured Overnight Financing Rate (“Term SOFR”) plus an applicable margin ranging from 6.75% to 6.25%, or (ii) an alternate base rate plus an applicable margin ranging from 5.75% to 5.25%, in each case, to be determined based on the Company’s Total Leverage Ratio (as defined in the Ares Credit Agreement), measured on a quarterly basis. Borrowings under the Ares Revolving Facility bear interest at a variable rate per annum equal to (at the Company’s option): (i) Term SOFR plus an applicable margin of 4.00%, or (ii) an alternate base rate plus an applicable margin of 3.00%. Interest payments are payable quarterly. For a period of 24 months from the Closing Date, at the Company’s option, 50.0% of the applicable margin portion of any quarterly interest payment with respect to the Ares Term Loan Facility may instead be paid-in-kind, subject to a 0.75% per annum increase to the interest rate for the applicable period.

In addition to paying interest on the outstanding principal under the Ares Credit Facilities, the Borrowers are required to pay (i) an unused line fee per annum of the average daily unused portion of the Ares Revolving Facility, (ii) an unused commitment fee per annum of the average daily unused portion of the delayed draw term loan facility under the Ares Term Loan Facility until the expiration thereof, and (iii) certain other customary fees and expenses of the lenders and agents.

The Ares Credit Facilities mature on the earlier of (i) 5 years from the Closing Date and (ii) with respect to the Ares Revolving Facility, 6 months prior to the maturity date of any other indebtedness in a principal or stated amount in excess of $12.5 million. The Ares Credit Agreement contains certain customary covenants, including requirements to prepay the loans in an amount equal to 100% of the net cash proceeds from certain asset dispositions, casualty events and debt issuances, in each case, subject to certain reinvestment rights and other exceptions, and upon a change of control. The entire outstanding principal balance of the Ares Credit Facilities is due at maturity. Amounts outstanding under the Ares Credit Agreement may become due and payable upon the occurrence of specified events, which among other things include (subject to certain exceptions and cure periods): failure to pay principal, interest, or any fees or other obligations when due; breach of any representation or warranty, covenant, or other agreement in the Ares Credit Agreement or the related loan documents; defaults with respect to certain other material indebtedness; certain material judgments and ERISA events; the occurrence of a bankruptcy or insolvency proceeding with respect to any Borrower and certain of their subsidiaries; any liens securing the Ares Credit Facilities ceasing to be valid and perfected; the Ares Credit Agreement or any related loan documents ceasing to be legal, valid, and binding upon the parties thereto; or a change of control.

The Ares Credit Agreement contains customary affirmative and negative covenants (subject to customary exceptions), including, but not limited to, restrictions on the Borrowers’ and their subsidiaries' ability to incur indebtedness, grant liens or security interests on assets, liquidate or dissolve, merge or consolidate with other companies, sell or otherwise dispose of assets, make acquisitions, loans, advances, or investments, pay dividends, make prepayments on certain indebtedness, amend organizational documents or certain other material contracts, enter into certain restrictive agreements, or change certain accounting policies or reporting practices. The Ares Credit Agreement also contains a financial covenant requiring us to maintain certain minimum revenue levels.

The obligations under the Ares Credit Agreement are guaranteed by each of the Borrowers’ current and future domestic subsidiaries, and secured by liens on substantially all of the Borrowers’ and guarantors’ present and after-acquired assets, in each case, subject to certain customary exceptions.

This description of the Ares Credit Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Other Loan Agreement

Effective as of November 2, 2023, we amended our facility with Zions Bancorporation, N.A., dba Vectra Bank Colorado (the “Zion Facility”) to replace references to MidCap Financial Trust and MidCap Credit Agreements with references to Ares and the Ares Credit Agreement. This description of the amendment does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On November 2, 2023, the Company paid all outstanding amounts owed under the MidCap Credit Agreements with a portion the proceeds of the Ares Credit Facilities, and concurrently terminated the Midcap Credit Facilities under the MidCap Credit Agreements.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On November 7, 2023, the Company issued a press release announcing its new credit agreement with Ares Capital Corporation. A copy of the Company's press release is furnished in Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.1^

Credit Agreement, dated as of November 2, 2023, among the Company, as a borrower, Paragon Advanced Technologies, Inc., as a borrower, the lenders party thereto, Ares Capital Corporation, as administrative agent and as collateral agent, and ACF FINCO I LP, as revolving agent.

10.2	Second Amendment to Business Loan Agreement, effective as of November 2, 2023, by and between Paragon 28, Inc. and Zions Bancorporation, N.A. DBA Vectra Bank Colorado.
99.1	Press Release, dated November 7, 2023, titled “Paragon 28 Announces New $150 Million Credit Facility Replacing Existing $90 Million Credit Facility”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

_____________________

^The Company has (i) redacted portions of the exhibit as permitted under Item 601(b)(10) of Regulation S-K, (ii) omitted schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K and (iii) redacted certain other information as permitted under Item 601(a)(6) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the unredacted and complete copy of the exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON 28, INC.

Date:	November 7, 2023	By:	/s/ Robert S. McCormack
General Counsel & Corporate Secretary